UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

______________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 21, 2021

PINNACLE FINANCIAL PARTNERS, INC.
(Exact name of registrant as specified in charter)

Tennessee	000-31225	62-1812853
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

150 Third Avenue South, Suite 900, Nashville, Tennessee 37201
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code:   (615) 744-3700

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of Each Class	Trading Symbol	Name of Exchange on which Registered
Common Stock par value $1.00	PNFP	The Nasdaq Stock Market LLC
Depositary Shares (each representing 1/40th interest in a share of 6.75% Fixed-Rate Non-Cumulative Perpetual Preferred Stock, Series B)	PNFPP	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e)

2021 Equity Awards. Effective January 21, 2021, the Human Resources and Compensation Committee (the “Committee”) of the Board of Directors of Pinnacle Financial Partners, Inc. (the “Company”) granted time-based restricted share units (“Restricted Share Units”) and performance-based restricted share units (“Performance Units”) under the Company’s 2018 Omnibus Equity Incentive Plan (the “Plan”) to those employees that are expected to be identified as the Company’s “Named Executive Officers” in the Company’s proxy statement for its 2021 annual meeting of shareholders (the “Named Executive Officers”), which will entitle the Named Executive Officers to earn the following number of shares of the Company’s common stock, par value $1.00 per share (“Common Stock”), at target and maximum levels of performance over a three-year performance period in the case of the Performance Units and a three-year pro rata vesting period in the case of the Restricted Share Units:

Employee	Restricted Share Units – Number of Shares	Performance Units – Target Number of Shares	Performance Units – Maximum Number of Shares*
M. Terry Turner	13,320	31,079	74,588
Robert A. McCabe, Jr.	12,657	29,528	70,867
Richard D. Callicutt, II	5,427	12,685	30,444
Hugh M. Queener	3,341	7,795	19,549
Harold R. Carpenter	3,482	8,147	18,707

* Includes a full 20% upward adjustment for the Relative TSR Modifier (as defined below).

2021 Restricted Share Unit Awards. Effective January 21, 2021, the Committee adopted and approved the form of Restricted Share Unit Award Agreement (the “RSU Award Agreement”), pursuant to which the Restricted Share Units disclosed above were granted to the Named Executive Officers. The Restricted Share Units vest ratably over three (3) years from January 21, 2021 (each such date, a “RSU Vesting Date”), and will be settled when vested in a like number of shares of Common Stock.

In the event that a Named Executive Officer’s employment terminates by reason of retirement, with the prior approval of the Committee, or its designee, the Named Executive Officer will be entitled to receive a pro rata portion of the Restricted Share Units that were scheduled to vest on the next RSU Vesting Date immediately following the retirement based on the number of days worked since the most recent RSU Vesting Date or the date of grant if no RSU Vesting Date had yet occurred. In the event that a Named Executive Officer’s employment terminates by reason of death or disability, all then unvested and outstanding Restricted Share Units shall be deemed vested. In the event that a Named Executive Officer’s employment is terminated other than for death, disability or retirement, the Named Executive Officer shall forfeit all Restricted Share Units for which the forfeiture restrictions have not lapsed prior to the date of such termination.

No Named Executive Officer shall have voting rights with respect to the Restricted Share Units prior to such units’ settlement, if any, into shares of Common Stock. The Restricted Share Units may not be assigned, transferred, pledged, hypothecated or otherwise encumbered or disposed of prior to the date the forfeiture restrictions with respect to such units have lapsed, if at all.

Any dividends paid by the Company on shares of Common Stock while the Restricted Share Units remain unvested shall accrue for the benefit of the Named Executive Officers but shall not be paid to the Named Executive Officers until such time as the shares of Common Stock issuable in settlement of such Restricted Share Units, if any, shall be issued (and then only to the extent that the dividends are attributable to such shares).

In the event that a Change in Control (as defined in the Plan) occurs, all then unvested and outstanding Restricted Share Units shall vest immediately prior to the consummation of such Change in Control. Such Restricted Share Units shall be settled in a like number of shares of Common Stock that shall not be subject to any further forfeiture restrictions.

The foregoing summary of the RSU Award Agreements is qualified in its entirety by reference to the form of RSU Award Agreement, a copy of which is filed herewith as Exhibit 10.1 and is incorporated herein by reference.

2021 Performance Unit Awards. Effective January 21, 2021, the Committee adopted and approved the form of Named Executive Officer Performance Unit Award Agreement (the “2021 PSU Award Agreement”), pursuant to which the Performance Units disclosed above were granted to the Named Executive Officers. Pursuant to the terms of the 2021 PSU Award Agreements, the Performance Units will be earned, if at all, based on the Company’s performance over the three year performance period ending December 31, 2023 (the “Performance Period”) for return on average tangible common equity (“ROATCE”) and tangible book value per share plus dividends accretion (“TBV Accretion”) (in each case, which may exclude the impact of items described in more detail in the 2021 PSU Award Agreement) measured against ROATCE (“Relative ROATCE”) and TBV Accretion (“Relative TBV Accretion”) for a group of peer companies over the same Performance Period, and as such earned units may be adjusted positively or negatively by up to 20% based on the Company’s Total Shareholder Return performance against the KBW Regional Banking Index over the period from January 21, 2021 through January 20, 2024 (the “Relative TSR Modifier”). At "maximum" level of performance, each Named Executive Officer will earn 200% of the "target" amount of the Performance Units disclosed above before the application of the Relative TSR Modifier. Such Performance Units will be settled, if earned, in a like number of shares of Common Stock following certification of the Company’s results compared to the peer companies in the peer group and determination by the Committee subsequent to the Performance Period that the average ratio of Pinnacle Bank’s nonperforming assets to its loans plus other real estate owned (“NPA Ratio”) as of each of the three years ended December 31, 2021, 2022 and 2023 is less than or equal to the targeted NPA Ratio described in the 2021 PSU Award Agreement.

All Performance Units that are earned under the 2021 PSU Award Agreements will be settled in a like number of shares of Common Stock as soon as practicable following the Committee’s certification of the Company’s results compared to the peer companies in the peer group. In the event that a Named Executive Officer’s employment terminates by reason of retirement prior to December 31, 2023, the Named Executive Officer shall be entitled to receive the number of Performance Units that the Named Executive Officer would have earned has his employment not so terminated based on a pro rata calculation of the number of days worked during the Performance Period. In the event that a Named Executive Officer’s employment is terminated by reason of death or disability prior to December 31, 2023, the Named Executive Officer (or his estate or heirs) shall be entitled to receive the greater of (a) the number of Performance Units that the Committee may determine, based on the Company’s performance during the portion of the Performance Period ending on the last day of the fiscal quarter preceding such termination, and (b) the number of Performance Units that the Named Executive Officer would earn based on “target” level of performance. In the event that a Named Executive Officer’s employment is terminated other than for death, disability or retirement, the Named Executive Officer shall forfeit all Performance Units granted under the 2021 PSU Award Agreement.

If the NPA ratio is above the targeted ratio, the Performance Units granted under the 2021 PSU Award Agreement will be immediately forfeited and the Named Executive Officer will have no further rights with respect to such Performance Units or the underlying shares of Common Stock (including any dividends attributable thereto); provided, however, that if the Committee determines that an event has occurred which is outside the ordinary course and has impacted the NPA Ratio, the Committee will have the right to increase or decrease the vesting target to reflect such event for purposes of determining whether shares of Common Stock shall be issuable in settlement of such Performance Units otherwise earned.

No Named Executive Officer shall have voting rights with respect to the Performance Units granted under the 2021 PSU Award Agreement prior to such units’ settlement, if any, into shares of Common Stock. The Performance Units granted under the 2021 PSU Award Agreements may not be assigned, transferred, pledged, hypothecated or otherwise encumbered or disposed of other than by the laws of descent and distribution prior to the date the forfeiture restrictions with respect to such units have lapsed (including the achievement of the NPA Ratio), if at all.

Any dividends paid by the Company on shares of Common Stock while the Performance Units granted under the 2021 PSU Award Agreements remain outstanding shall accrue for the benefit of the Named Executive Officers but shall not be paid to the Named Executive Officers until such time as the shares of Common Stock issuable in settlement of such Performance Units, if any, shall be issued (and then only to the extent that the dividends are attributable to such shares).

In the event that a Change in Control (as defined in the Plan) occurs prior to December 31, 2023, the Committee shall determine, based on the Company’s performance during the portion of the Performance Period ending on the last day of the fiscal quarter preceding the Change in Control, the number of Performance Units that would be expected to be earned by a Named Executive Officer over the entire Performance Period and the Named Executive Officer will be vested in the greater of such number of Performance Units and the number of Performance Units that the Named Executive Officer would earn based on “target” level of performance. Such Performance Units shall be settled in a like number of shares of Common Stock that shall not be subject to any further forfeiture restrictions.

The foregoing summary of the 2021 PSU Award Agreements is qualified in its entirety by reference to the form of PSU Award Agreement, a copy of which is filed herewith as Exhibit 10.2 and is incorporated herein by reference.

Modification of Existing Performance Unit Awards. As previously disclosed, the Committee granted Performance Units to the Named Executive Officers (i) effective January 15, 2019 (the “2019 PSU Award”) pursuant to a form of Named Executive Officer Performance Unit Award Agreement (the “2019 PSU Award Agreement”) and (ii) effective January 23, 2020 (the “2020 PSU Award” and, together with the 2019 PSU Award, the “Prior PSU Awards”) pursuant to a form of Named Executive Officer Performance Unit Award Agreement (the “2020 PSU Award Agreement” and, together with the 2019 PSU Award Agreement, the “Prior PSU Award Agreements”). Pursuant to the terms of the Prior PSU Award Agreements, the Performance Units granted thereunder were to be settled in shares of Common Stock, if at all, based on the Company achieving return on average tangible assets (“ROATA”) performance targets for each of the fiscal years ending December 31, 2019, December 31, 2020 and December 31, 2021, in the case of the 2019 PSU Award, and for each of the fiscal years ending December 31, 2020, December 31, 2021 and December 31, 2022, in the case of the 2020 PSU Award, and the Named Executive Officer thereafter remaining an employee of the Company for a one-year period following the end of the relevant performance period. Thereafter, the Performance Units granted under the Prior PSU Awards, to the extent earned, were to be subsequently settled in shares of Common Stock if the Company’s NPA Ratio at December 31, 2023, in the case of the 2019 PSU Award, and December 31, 2024, in the case of the 2020 PSU Award, is below or equal to the targeted ratio.

Effective January 21, 2021, the Committee approved amendments to the Prior PSU Award Agreements to change the performance metric from ROATA to Relative ROATCE and Relative TBV Accretion targets for each of the remaining performance periods under the Prior PSU Awards (the “Prior PSU Amendments”). The Relative ROATCE and Relative TBV Accretion targets are calculated in a similar manner as under the 2021 PSU Award Agreements. The other material terms of the Prior PSU Award Agreements, including the target and maximum number of shares that the Named Executive Officers will be entitled to receive pursuant to the Prior PSU Award Agreements in each of the remaining performance periods and the service period and NPA Ratio requirements, were not changed in the Prior PSU Amendments.

The foregoing summary of the Prior PSU Amendments is qualified in its entirety by reference to the form of PSU Award Amendment for the 2019 PSU Awards and the form of PSU Award Amendment for the 2020 PSU Awards, copies of which are filed herewith as Exhibit 10.3 and Exhibit 10.4, respectively, and are incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

10.1 Form of 2021 Restricted Share Unit Award Agreement

10.2 Form of Named Executive Officers 2021 Performance Unit Award Agreement

10.3 Form of Amendment to Named Executive Officers 2019 Performance Unit Award Agreement

10.4 Form of Amendment to Named Executive Officers 2020 Performance Unit Award Agreement

104 Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PINNACLE FINANCIAL PARTNERS, INC.

By:	/s/Harold R. Carpenter
Name:	Harold R. Carpenter
Title:	Executive Vice President and
Chief Financial Officer

Date: January 27, 2021